Form 4
Exhibit 99.1 Schedule A
Reporting Person Everest Hill Group Inc.
CIK 0001449359
Issuer AdaptHealth Corp. AHCO
Transactions 25 October 2022

Securities are all Common Stock.
Transaction Dates are all as indicated below.
Code for all transactions is S.
Disposition categorization for all transactions is D.
Prices for all transaction are as indicated below.
Beneficial ownership following each transaction is as indicated below. All shares are indirectly owned by Reporting Person (See Form 4 Remarks).

Date
Shares
Price
Ownership Post Transaction
10/25/2022
10,000
$22.000
14,355,876
10/25/2022
19,900
$22.100
14,335,976
10/25/2022
100
$22.115
14,335,876
10/25/2022
39,840
$22.200
14,296,036
10/25/2022
100
$22.205
14,295,936
10/25/2022
59
$22.230
14,295,877
10/25/2022
1
$22.240
14,295,876
10/25/2022
8,919
$22.250
14,286,957
10/25/2022
200
$22.260
14,286,757
10/25/2022
381
$22.270
14,286,376
10/25/2022
500
$22.275
14,285,876
10/25/2022
33,806
$22.500
14,252,070
10/25/2022
25
$22.505
14,252,045
10/25/2022
100
$22.510
14,251,945
10/25/2022
101
$22.520
14,251,844